Exhibit 99.1

Brag House Announces Strategic Innovation Initiatives Following Nasdaq Public Listing

Enhancing Gen Z Engagement Through AI-Driven Insights and Key Partnerships

New York, NY – March 31, 2025 – Brag House Holdings, Inc. (NASDAQ: TBH), a pioneering media-tech platform at the intersection of gaming, college sports, and brand engagement, today announced its latest innovation roadmap following its successful public listing on Nasdaq. The company is enhancing its leadership in Gen Z engagement by integrating machine learning (ML) technology and expanding strategic data partnerships to deliver deeper proprietary insights for brands.

“An important part of our vision has always been to create a seamless connection between brands and the next generation of consumers,” said Lavell Juan Malloy II, CEO & Co-Founder of Brag House. “With our upcoming enhanced AI capabilities and through our partnerships, we are setting a new standard for authentic engagement in the gaming and college sports ecosystem. This marks a pivotal moment for Brag House as we continue our commitment to deliver innovation at scale.”

Strategic Data Partnership with Artemis Ave and Evemeta

To further strengthen its data-driven approach, Brag House has entered into a strategic partnership with Artemis Ave and Evemeta, two industry leaders in social-video engagement, AI-powered behavioral insights and data infrastructure. These collaborations will enhance Brag House’s ability to deliver anonymized, actionable insights to brands, offering a smarter, more efficient way to connect with Gen Z.

Gregory Butler, CEO of ZuCasa (also known as, Artemis Ave), commented:

“The Gen Z audience requires a fundamentally different approach to engagement, one that prioritizes authenticity, relevance, and interactivity. Our partnership with Brag House is a game-changer—bringing AI-powered insights to their clients without sacrificing real human connection. It’s something that is usually overlooked in the digital age that Brag House is committed to solving.”

EveMeta’s cutting-edge data infrastructure solutions will further optimize Brag House’s real-time analytics capabilities, ensuring scalable and cost-efficient operations for its growing platform

Advancing Data-Driven Engagement with AI & Machine Learning

Brag House is investing in ML-driven engagement tools that will provide brands with deeper insights into Gen Z behavior. These innovations will allow brands to predict user engagement trends, personalize brand interactions, and optimize marketing performance within Brag House’s dynamic gaming and social ecosystem. Additionally, Brag House will offer these insights through a Software-as-a-Service (SaaS) solution, equipping brands with the tools to leverage behavioral data beyond the platform.

Through predictive analytics and proprietary data modeling, Brag House aims to set a new benchmark for community-driven brand engagement, ensuring that marketing efforts align seamlessly with Gen Z’s evolving digital habits.

Scaling the Future of Gen Z Engagement

Brag House has already proven its ability to deliver high-impact engagement and cost-effective brand reach to millions of college students. The platform, to date, drove 1.75X longer view times (19 minutes vs. 11-minute industry average), achieved a 3X lower cost-per-click (CPC) ($0.24 vs. $0.70 industry average), and offered 2X lower cost-per-thousand impressions (CPM) ($3.10 vs. $5.64 industry average). By combining social gaming, AI-driven insights, and strategic brand activations, Brag House is redefining how brands connect with the next generation of consumers—offering measurable engagement at scale.

As part of its long-term strategy, Brag House will continue expanding its platform capabilities, optimizing its B2B data subscription model, and leveraging Nasdaq listing proceeds to fuel further innovation and global market penetration.

About Brag House

Brag House Holdings, Inc. (NASDAQ: TBH) is a next-generation engagement platform that leverages social gaming, AI-driven insights, and collegiate sports to connect brands with Gen Z. Through a community-first approach, Brag House provides immersive experiences, authentic data-driven brand activations, and a scalable engagement model tailored for the modern digital consumer.

About ZuCasa

Holding the exclusive rights for entertainment and gaming to Evemeta’s proprietary Eve encoding, ZuCasa is revolutionizing video engagement for their clients globally through an extensive tech stack of solutions that improve the efficiencies of data modeling and streaming on the back end, while delivering powerful social tools like watch parties and video chat to the end users.

For investor relations inquiries, please visit www.braghouse.com or contact IR@thebraghouse.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, including but not limited to the company’s ability to scale its platform, integrate new technologies, and generate sustainable revenue growth. For a full discussion of these risks, please refer to Brag House’s SEC filings.